INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of ________________ between E*TRADE Financial Corporation, Inc., a Delaware corporation (the “Company”), and ________________ (“Indemnitee”). This Agreement supersedes and replaces all previous agreements between the Company and the Indemnitee covering the subject matter of this Agreement.
W I T N E S S E T H:
WHEREAS, highly competent persons have become more reluctant to serve as directors of publicly-held corporations unless they are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.
WHEREAS, directors are increasingly being subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation itself.
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Nevertheless, the Board recognizes the limitations on the protection provided by liability insurance and the uncertainties as to the scope and level of such coverage that may be available in the future.
WHEREAS, the Company’s directors have certain existing indemnification arrangements pursuant to the Company’s certificate of incorporation and bylaws and may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). Nevertheless, the Board recognizes the limitations on the protection provided by such indemnification and the uncertainties as to its availability in any particular situation.
WHEREAS, the Board believes that in light of the limitations and uncertainties about the protection provided by the Company’s liability insurance and existing indemnification arrangements and the impact these uncertainties may have on the Company’s ability to attract and retain qualified individuals to serve as directors, the Company should act to assure such persons that there will be increased certainty of such protection in the future.
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be adequately protected or that actions taken by the Company in the future (including any change in the Company’s certificate of incorporation or bylaws, or in the composition of the Board, or a change in control of the Company) could deprive them of indemnification benefits for decisions made during their tenure of service on the Board.

WHEREAS, Article 5 of the Amended and Restated Bylaws of the Company empower the Company, to the fullest extent permitted by Section 145 of the DGCL, to indemnify directors and officers against any expenses and liabilities incurred by them by reason of their being directors and officers.
WHEREAS, this Agreement is a supplement to and in furtherance of the certificate of incorporation and bylaws of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
WHEREAS, Indemnitee is concerned that the protection provided under the Company’s liability insurance and existing indemnification arrangements may not be adequate in the present circumstances, and may not be willing to serve or continue to serve as a director of the Company without greater certainty concerning such protection, and the Company desires Indemnitee to serve or to continue to serve in such capacity and is willing to provide such greater certainty.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
(a)    As used in this Agreement:
“Corporate Status” means the status of a person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise.
“Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Expenses” means all costs and expenses (including fees and expenses of counsel) paid or incurred in connection with investigating, defending, being a witness in or otherwise participating in, or preparing to defend, be a witness in or participate in, a Proceeding (or any appeal therefrom). Expenses shall include expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.
“Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding; provided that Liabilities shall not include any Expenses.

“person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.
“Proceeding” includes any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism), whether civil, criminal, administrative or investigative in nature (including any appeal therefrom) and whether instituted by or on behalf of the Company or any other party, in any such case, in which Indemnitee was, is or may be involved as a party or otherwise by reason of any Corporate Status of Indemnitee or by reason of any action taken (or failure to act) by Indemnitee or on Indemnitee’s part while serving in any Corporate Status (in each case, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement), or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding; provided that Proceeding shall not include an action, suit or other proceeding contemplated by Section 7.07(b).
“Securities Act” means the Securities Act of 1933, as amended.
(b)    For the purposes of this Agreement:
References to the “Company” shall include, in addition to the surviving or resulting corporation in any merger or consolidation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another Enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the surviving or resulting corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
References to “director, officer, employee or agent” shall include a trustee, general partner, managing member, fiduciary or board of directors’ committee member.
References to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any other Enterprise which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company”.
ARTICLE 2
SERVICES BY INDEMNITEE

Section 2.01. Services by Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders Indemnitee’s resignation or is removed.
ARTICLE 3
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 3.01. Indemnification. (a) The Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless, to the fullest extent permitted by applicable law, from and against any and all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf.
(a)    In addition to any right to payment established pursuant to Section 4.02, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any claim, issue or matter therein by reason of Indemnitee’s Corporate Status, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to each such successfully resolved claim, issue or matter. For purposes of this Section 3.01(b) and without limitation, the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter.
(b)    To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
(c)    If Indemnitee is entitled under any provision of the certificate of incorporation or bylaws of the Company or this Agreement to indemnification by the Company for some or a portion of Expenses or Liabilities, but not, however, for the total amount thereof (including by reason of the exclusions referenced in Section 3.03) the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
Section 3.02. Advancement of Expenses. (a) The Company shall advance any Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding within 20 days after receipt by the Company of a written request for advancement of expenses, which request may be delivered to the Company at such time and from time to time as Indemnitee deems appropriate in Indemnitee’s sole discretion (whether prior to or after final disposition of any such Proceeding). Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement or otherwise. Any such advances shall be made on an unsecured basis and be interest free. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this Agreement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.
(a)    Indemnitee agrees that Indemnitee shall reimburse the Company for all amounts advanced by the Company pursuant to Section 3.02 if and only to the extent it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Notwithstanding the foregoing, if Indemnitee seeks a judicial adjudication or an arbitration pursuant to Section 5.01(a), Indemnitee shall not be required to reimburse the Company pursuant to this Section 3.02(b) until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made.
Section 3.03. Exclusions. Notwithstanding any provision of this Agreement to the contrary (including Section 3.01 and Section 3.02), the Company shall not be obligated under this Agreement to indemnify (or advance expenses) in connection with:
(a)    any claim made against Indemnitee (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company pursuant to Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (c) for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act; or
(d)    except for an action, suit or other proceeding contemplated by Section 7.07(b), any action, suit or other proceeding (or part thereof) initiated by Indemnitee (including any such action, suit or other proceeding (or part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees), unless (i) the Board authorized the action, suit or other proceeding (or part thereof) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.
Section 3.04. Defense of Claims. The Company will be entitled to participate in any Proceeding at its own expense.  The Company shall not settle any Proceeding (in whole or in part) in any manner (including the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state law, rule, regulation or order) that (a) imposes any unindemnified or non-advanced Expense, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld, or (b) has the actual or purported effect of extinguishing, limiting or impairing the Indemnitee’s rights under this Agreement.

ARTICLE 4
PROCEDURES FOR DETERMINING ENTITLEMENT TO INDEMNIFICATION
Section 4.01. Request for Indemnification. (a) Indemnitee shall notify the Company in writing as soon as reasonably practicable (i) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or (ii) if the Company has not been previously notified, after receipt of written notice of any other matter with respect to which Indemnitee intends to seek indemnification or advancement of expenses under Section 3.01 or Section 3.02. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee (i) under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company or (ii) otherwise than under this Agreement.
(b)    Indemnitee may thereafter deliver to the Company a written request for indemnification pursuant to this Agreement at such time and from time to time as Indemnitee deems appropriate in Indemnitee’s sole discretion, which request shall also be deemed a request for advancement of expenses under Section 3.02.
Section 4.02. Determination of Entitlement. (a) Except as otherwise provided pursuant to Section 3.01(b) and Section 3.01(c), upon the final disposition of the matter that is the subject of the request for indemnification delivered pursuant to Section 4.01(b), a determination shall be made with respect to Indemnitee’s entitlement thereto in the specific case. If a Change in Control shall not have occurred, such determination shall be made (i) by a majority vote of the Disinterested Directors or of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (in either case, even though less than a quorum of the Board) or (ii) if there are no Disinterested Director or the Disinterested Directors so direct, by Independent Counsel. If a Change in Control shall have occurred, such determination shall be made by Independent Counsel. Any determination made by Independent Counsel pursuant to this Section 4.02(a) shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate with the person or persons making such determination including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
As used in this Agreement, the following terms shall have the following meanings:
An “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”)

means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.
A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

1.
any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) thereof), other than (1) the Company or any Subsidiary Corporation, (2) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

2.
a change in the composition of the Board such that the individuals who are serving as members of the Board as of the date of this Agreement, together with any new member of the Board (other than a member of the Board whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the members of the Board then still in office who either were members of the Board on the date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the number of the members of the Board then serving; or

3.
there is consummated a merger or consolidation of the Company or any Subsidiary Corporation with any other corporation or other entity, other than (A) a merger or consolidation immediately following which (x) the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (y) the individuals who comprise the Board immediately prior thereto constitute a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not included in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

4.
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company, as adjusted from time to time, immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (provided that acting as an Independent Counsel under this Agreement or in a similar capacity with respect to any other indemnification arrangements between the Company and its present or former directors shall not be deemed a representation of the Company or Indemnitee) or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(b)    If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 4.02(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board and be reasonably acceptable to Indemnitee), and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee and be reasonably acceptable to the Company (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If, within 20 days after receipt by the Company of a request for indemnification pursuant to Section 4.01(b), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 5.01, an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section and to indemnify such person against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for gross negligence or willful misconduct. Upon the due commencement of any judicial proceeding pursuant to Section 5.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)    If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

Section 4.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall be entitled to a presumption that he is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4.01(b), and the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption.
(b)    The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a determination has been made that indemnification is not permitted pursuant to this Agreement.
(c)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or other Enterprise, as applicable, including financial statements, or on information supplied to Indemnitee by the officers of such entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant, appraiser, or other expert selected with reasonable care by such entity. The provisions of this Section 4.03(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.
(d)    The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company or other Enterprise, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.
(e)    If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after the final disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 4.01(b) and Section 4.02(a) or an omission of a material fact necessary in order to make the information provided not misleading; provided that such 60‑day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto.
ARTICLE 5
RIGHTS TO ADJUDICATION OF ADVERSE DETERMINATION, ETC.
Section 5.01. Adjudication or Arbitration. (a) Indemnitee shall be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association) of any determination pursuant to Section 4.02 that Indemnitee is not entitled to indemnification under this Agreement. Any such adjudication shall be conducted in all respects as a de novo trial or arbitration on the merits, and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of expenses, be a defense or otherwise adversely affect Indemnitee. In any such judicial proceeding or arbitration, the provisions of Section 4.03 (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.
(b)    Indemnitee shall also be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration as described above) of any other disputes under this Agreement.
(c)    If a determination shall have been made pursuant to Section 4.02 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 5.01, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 4.01(b) and Section 4.02(a) or an omission of a material fact necessary in order to make the information provided not misleading.
(d)    In connection with any judicial proceeding or arbitration commenced pursuant to this Section 5.01, the Company shall not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.
ARTICLE 6
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
Section 6.01. D&O Liability Insurance. (a) To the extent the Company obtains any insurance policies providing liability insurance (“Liability Insurance”) for directors of the Company in their capacities as directors or in any other capacities where they are acting for or on behalf of the Company, in respect of acts or omissions occurring while serving in any such capacity, Indemnitee shall be covered by such insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage provided under such policies for any other director.
(b)    To the extent the Company has any such liability insurance policies, the Company shall, promptly after receiving notice of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under such policies in accordance with the procedures set forth in the respective policies and shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(c)    Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the Liability Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.
ARTICLE 7
MISCELLANEOUS
Section 7.01. Nonexclusivity of Rights. The rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s certificate of incorporation or bylaws, any other agreement, any vote of stockholders or resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall be entitled under this Agreement to the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other right or remedy.
Section 7.02. Subrogation, etc. (a) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(b)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy or otherwise.
(c)    The Company’s obligation to indemnify or advance expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.
Section 7.03. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.
Section 7.04. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on Indemnitee’s behalf, whether for Liabilities and/or Expenses in connection with a Proceeding or other expenses relating to an indemnifiable event or transaction under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or other proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such action, suit or other proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 7.05. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.
Section 7.06. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
Section 7.07. Expenses. (a) The Company shall pay all costs and expenses (including fees and expenses of counsel) incurred by the Company and Indemnitee in connection with the preparation of this Agreement.
(b)    The Company shall indemnify and hold Indemnitee harmless from any and all costs and expenses (including fees and expenses of counsel) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in seeking (whether through a judicial proceeding or arbitration (including any appeal resulting therefrom) or otherwise) to enforce any rights against the Company for indemnification or advancement of expenses (whether under this Agreement or otherwise) or to recover under any liability insurance policy maintained by any person for the benefit of Indemnitee in connection with the performance of Indemnitee’s duties for or on behalf of the Company, in each case, whether or not Indemnitee is successful (in whole or in part) with respect to Indemnitee’s claims. The Company shall pay (or reimburse Indemnitee for the payment of) any such costs or expenses within 20 days after receipt by the Company of a written request for the payment of such amounts, which request may be delivered to the Company at such time or from time to time as Indemnitee deems appropriate in Indemnitee’s sole discretion (whether prior to or after final disposition of any such matter). Indemnitee shall have no obligation to reimburse any amounts paid by the Company pursuant to this Section 7.07(b).

Section 7.08. Termination. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director of the Company or (b) 1 year after the final termination of any Proceeding then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 5.01 of this Agreement relating thereto.
Section 7.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein and supersedes all prior oral or written understandings or agreements with respect to the matters covered herein. This Section 7.09 shall not be construed to limit any other rights Indemnitee may have under the Company’s certificate of incorporation or bylaws, applicable law or otherwise.
Section 7.10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 7.11. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand or by courier and receipted for by the party to whom said notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (c) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party are as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.
Section 7.12. Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director of the Company.
(b)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, heirs, executors, administrators or other successors. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all or a substantial part of the business or assets of the Company, by written agreement in the form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(c)    The indemnification and advancement of expenses provided by this Agreement shall continue as to a person who has ceased to be a director, officer, employee or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators or other successors of the estate of such person.
Section 7.13. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.
Section 7.14. Consent To Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 5.01, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action, suit or other proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Chancery Court and any court to which an appeal may be taken in such action, suit or other proceeding (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, suit or other proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action, suit or other proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action, suit or other proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
Section 7.15. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 7.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
Section 7.17. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

E*TRADE FINANCIAL CORPORATION
By:

Address: Facsimile: With a copy to: Address: Facsimile:

[_________________________]

Print Name: Address: Facsimile: With a copy to: Address: Facsimile: